PETER K. BOYLE, Attorney at Law
         220 Montgomery Street, Suite 1094, San Francisco, CA 94104 Tel
                        (415) 421-0090 Fax (415) 421-7552


                                 April 30, 2002


Franklin Lake Resources Inc.
172 Starlite Street
South San Francisco, CA 94080

     Re: Rights Offering - Registration Statement on Form SB-2

Ladies and Gentlemen:

     I have acted as legal counsel for Franklin Lake Resources Inc., a Nevada corporation ("Company"), in connection with the preparation of a Registration Statement on Form SB-2, proposed to be filed with the Securities and Exchange Commission in connection with a proposed offering of the Company's securities.

     In rendering this opinion, I have reviewed (i) the Registration Statement, including its exhibits, (ii) the Company's Articles of Incorporation and Bylaws,
(iii) a Certificate of Domestication issued by the Secretary of State of Nevada, (iv) certain records of the Company's corporate proceedings as reflected in its minute book, (v) such statutes, regulations, and other governmental authorities as I deemed appropriate, and (vi) such other records and documents as I deemed appropriate. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of fact and law as I deemed appropriate in order to form a basis for this opinion, which is based on Nevada law.

     Based upon the foregoing, it is my opinion that the rights to purchase shares of Company common stock proposed to be issued by the Company to its shareholders and the shares of such stock to be issued pursuant to such rights, as described in the Registration Statement, will be validly issued and that the shares will be fully paid and nonassessable.

                                     Consent

     I hereby consent to the use of the above opinion as an ex hibit to the Registration Statement described in the opinion, and to all references to this attorney under the caption "inter- ests of Named Experts and Counsel" in the Statement.

                                        Sincerely,


                                        /s/ Peter K. Boyle
                                        -------------------
                                        Peter K. Boyle